UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549


                              FORM 8-K

                           CURRENT REPORT


                   Pursuant to Section 13 or 15(d)
               of the Securities Exchange Act of 1934

                  Date of Report September 17, 1997


                   Commission File Number 1-13159

                             ENRON CORP.
       (Exact name of registrant as specified in its charter)


                Oregon                            47-0255140
   (State or other jurisdiction of       (I.R.S. Employer Identification
   incorporation or organization)                   Number)



               Enron Building
             1400 Smith Street
               Houston, Texas                       77002
     (Address of principal executive              (Zip Code)
                  Offices)



                              (713) 853-6161
          (Registrant's telephone number, including area code)

Item 5.  Other Events.

      On July 1, 1997, Enron Corp. acquired Portland General Corporation ("PGC") by merger pursuant to the Amended and Restated Agreement and Plan of Merger by and among Enron Corp., PGC and Enron Oregon Corp., dated as of July 20, 1996 and amended and restated as of September 24, 1996 and as further amended by the First Amendment dated April 14, 1997 (the "Amended Merger Agreement"). Pursuant to the Amended Merger Agreement, on July 1, 1997, Enron Corp., a Delaware corporation, merged with and into Enron Oregon Corp., an Oregon corporation (the "Reincorporation Merger"), and the name of Enron Oregon Corp. was changed to Enron Corp. ("Enron" or, the "Registrant"). Also on July 1, 1997, promptly following the Reincorporation Merger, PGC merged with and into Enron (the "PGC Merger"), with Enron continuing in existence as the surviving corporation (the Reincorporation Merger and the PGC Merger are collectively referred to herein as the "Mergers"). Each share of PGC common stock issued and outstanding (other than shares owned by PGC, Enron Corp., Enron Oregon Corp. or any of their respective subsidiaries, which were canceled) was converted into 0.9825 shares of Enron common stock. In addition, pursuant to the terms of the Amended Merger Agreement, Enron consolidated PGC's debt (approximately $1.1 billion at June 30, 1997) and accounted for the transaction on a purchase accounting basis. The amount of such consideration was the result of an agreed negotiation between the two companies, and the mergers were approved by each company's shareholders.

      For a further discussion of PGC, Portland General Electric Company ("PGE") and the Amended Merger Agreement, see the Amended Merger Agreement included as Annex A to the Proxy Statement/ Prospectus included in the Registrant's Registration Statement on Form S-4, File No. 333-13791, in addition to the other documents listed in Item 7(c) hereto and incorporated by reference herein.

The following unaudited pro forma combined balance sheet as of June 30, 1997 and the unaudited pro forma combined statements of income for the six months ended June 30, 1997 and the year ended December 31, 1996, give effect to the Mergers based on the historical consolidated financial statements of Enron and PGC under the assumptions and adjustments set forth in the accompanying notes to the pro forma financial statements.

The unaudited pro forma combined balance sheet assumes the Mergers were consummated on June 30, 1997. The unaudited pro forma combined statements of income assume that the Mergers were consummated on January 1, 1996. Enron will account for the transaction as a purchase for financial reporting purposes.

These unaudited pro forma combined financial statements should be read in conjunction with the notes thereto and with the historical consolidated financial statements and related notes thereto of Enron and PGC. The unaudited pro forma combined financial statements have been prepared based upon assumptions deemed appropriate by the management of Enron and PGC. These unaudited pro forma combined financial statements have been prepared for informational purposes only and are not necessarily indicative of the actual or future results of operations or financial condition that would have been achieved had the Mergers occurred at the dates assumed.

                             ENRON CORP.

             UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            June 30, 1997
                            (in millions)

                                                              PRO FORMA
                                     ENRON      PGC*    ADJUSTMENTS   COMBINED
Current Assets
   Cash and cash equivalents        $   211   $   25    $  (19)(A)    $   209
                                                            (8)(B)
   Trade and other receivables        1,165      169                    1,334
   Assets from price risk
    management activities             1,119       --                    1,119
   Other                              1,327       51                    1,378
      Total Current Assets            3,822      245       (27)         4,040
Investments and Other Assets
   Investments in and advances to
    unconsolidated subsidiaries       1,927       --                    1,927
   Assets from price risk
    management activities               999       --                      999
   Unamortized regulatory assets        258      856                    1,114
   Other                              1,877      653       (14)(A)      2,516
      Total Investments and Other
       Assets                         5,061    1,509       (14)         6,556
Property, Plant and Equipment, net     7,202    1,792                   8,994
Goodwill                                  --       --    1,091 (C)      1,091
Total Assets                         $16,085   $3,546   $1,050        $20,681

Current Liabilities
   Accounts payable and accrued
    liabilities                     $ 1,550   $  149    $             $ 1,699
   Liabilities from price risk
    management activities             1,006       --                    1,006
   Other                                724      246        17 (D)        987
      Total Current Liabilities       3,280      395        17          3,692
Long-Term Debt                        4,537      877        20 (E)      5,434
Deferred Credits and Other
 Liabilities
   Deferred income taxes              1,980      642      (148)(F)      2,474
   Liabilities from price risk
    management activities               581       --                      581
   Trojan decommissioning and
    transition obligation                --      349                      349
   Other                                542      228       131 (D)      1,092
                                                           191 (G)
      Total Deferred Credits and
       Other Liabilities              3,103    1,219       174          4,496
Minority Interests                      770       --                      770
Company-Obligated Preferred
 Securities of Subsidiaries             964       30         1 (E)        995
Shareholders' Equity
   Convertible preferred stock          134       --                      134
   Common stock                          26      193     1,670 (H)      3,770
                                                         1,881 (I)
   Additional paid in capital         1,881      586      (586)(H)         --
                                                        (1,881)(I)
   Retained earnings                  1,692      247      (239)(H)      1,692
                                                            (8)(B)
   Other                               (302)      (1)        1 (H)       (302)
                                      3,431    1,025       838          5,294
Total Liabilities and Shareholders'
 Equity                             $16,085   $3,546   $ 1,050        $20,681
Common Stock outstanding as of
 June 30, 1997                          256       51                      307

---------------
* Certain amounts have been reclassified to conform to Enron's presentation.

                             ENRON CORP.

         NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

A. To reflect approximately $33 million for transaction costs related to the PGC Merger incurred by Enron, of which $14 million has been paid and deferred, including Enron's required contribution to the PGE Foundation of $10 million.

B. To reflect approximately $8 million for PGC transaction costs related to the Mergers expected to be incurred subsequent to June 30, 1997.

C. To reflect the recognition of the purchase price allocation to goodwill. The significant adjustments comprising the purchase price allocated to goodwill are as follows (in millions):

   Consideration paid in excess of PGC's net book value  $    846
   Increase in long-term debt and preferred stock              21
   Guaranteed obligation to PGE customers                     148
   Reserves for contractual, environmental and benefit
    obligations                                               191
   Decrease in deferred income tax liability                 (148)
   Transaction costs                                           33
                                                          $ 1,091

   As a condition to the Oregon Public Utility Commission's ("OPUC") approval of the Mergers and consistent with Enron's intended use of PGC's assets, Enron has filed a disaggregation plan to separate PGC's generating assets from its transmission and distribution assets. Enron has not completed its plan or its estimate of the impact of such plan on the valuation of PGE's generating assets in a competitive environment. For purposes of these Pro Forma Combined Financial Statements, the assets and liabilities acquired reflect their net book value as recorded by PGC, except as reflected above. The allocation of the purchase price is preliminary because valuations and other studies related to PGC's regulated and unregulated businesses have not been finalized. The ultimate fair values of the assets and liabilities of PGC's regulated and unregulated businesses may vary significantly from the historical basis of the assets and liabilities recorded by PGC. Enron is currently unable to estimate the impact of these matters on its purchase price allocation to goodwill.

D. To reflect Enron's obligation to provide guaranteed merger-related benefits to PGE's customers. The total undiscounted guaranteed obligation of $141 million (which will accrue interest at above-market rates) has been reflected at Enron's incremental current borrowing rate.

E. To increase long-term debt and company-obligated preferred securities of subsidiary, PGE, by $20 million and $1 million, respectively, to reflect fair value based on the quoted market prices for the same or similar issues or on the current rates offered to PGC for debt of similar remaining maturities.

F. To reduce deferred income tax liabilities for the tax effect of the basis differences between the fair value of certain liabilities and PGC's corresponding historical net book values. It is assumed there will be no change in the tax basis of PGC's assets and liabilities. For purposes of the pro forma calculations, a statutory income tax rate of 41% has been utilized.

G. To reflect reserves related to valuing certain contractual obligations to current market values, estimated environmental liabilities and certain benefit related and other obligations. The determination of these reserves is preliminary pending completion of Enron's final studies and valuations.

H. To reflect the issuance of approximately 50.5 million shares of Enron Common Stock, without par value, for the PGC Common Stock issued and outstanding as of the effective date of the PGC Merger (based upon the PGC Conversion Ratio of 0.9825 shares of Enron Common Stock for each share of PGC Common Stock) at $36.88 per share (reflecting the average share price of Enron Common Stock for two trading days before and after the announcement of the First Amendment) and to eliminate PGC common shareholders' equity of $1,025 million.

I. To reflect the reclassification of Enron's additional paid in capital to common stock due to Enron Common Stock being without a par value upon completion of the Reincorporation Merger.


                             ENRON CORP.

          UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                   Six Months Ended June 30, 1997
               (in millions, except per share amounts)


                                                             PRO FORMA
                                      ENRON     PGC*   ADJUSTMENTS   COMBINED

Revenues                             $ 8,595   $ 677      $          $ 9,272
Costs and Expenses
    Costs of gas and other products    8,018     285                   8,303
    Operating expenses                   581     115                     696
    Oil and gas exploration expenses      46      --                      46
    Depreciation, depletion and
     amortization                        249      78        14 (A)       341
    Taxes, other than income taxes        69      29                      98
                                       8,963     507        14         9,484
Operating Income                        (368)    170       (14)         (212)
Other Income and Deductions, net         249      20         2 (B)       271
Income before Interest, Minority
 Interests and Income Taxes             (119)    190       (12)           59
Interest and Related Charges, net        149      38         4 (C)       191
Dividends on Preferred Stock of
 Subsidiaries                             31       1                      32
Minority Interests                        36      --                      36
Income Taxes                            (137)     67        (1)(D)       (71)
Net Income                              (198)     84       (15)         (129)
Preferred Stock Dividends                  8      --                       8
Earnings on Common Stock             $  (206)  $  84      $(15)      $  (137)

Earnings Per Share of Common Stock
   Primary                           $ (0.83)  $1.63                 $ (0.46)
   Fully diluted                     $ (0.83)  $1.63                 $ (0.46)

Average Number of Common Shares
 Used in Primary Computation             248      51        -            299 (E)

---------------
* Certain amounts have been reclassified to conform to Enron's presentation.

                             ENRON CORP.

          UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                    Year Ended December 31, 1996
               (in millions, except per share amounts)

                                                               PRO FORMA
                                      ENRON      PGC*    ADJUSTMENTS   COMBINED

Revenues                            $ 13,289   $ 1,112      $          $ 14,401
Costs and Expenses
    Costs of gas and other products   10,478       317                   10,795
    Operating expenses                 1,421       253                    1,674
    Oil and gas exploration expenses      89        --                       89
    Depreciation, depletion and
     amortization                        474       155         27 (A)       656
    Taxes, other than income taxes       137        52                      189
                                      12,599       777         27        13,403
Operating Income                         690       335        (27)          998
Other Income and Deductions, net         548       (21)        23 (B)       550
Income before Interest, Minority
Interests and Income Taxes             1,238       314         (4)        1,548
Interest and Related Charges, net        274        78          8 (C)       360
Dividends on Preferred Stock of
 Subsidiaries                             34         3                       37
Minority Interests                        75        --                       75
Income Taxes                             271       103          7 (D)       381
Net Income                               584       130        (19)          695
Preferred Stock Dividends                 16        --                       16
Earnings on Common Stock              $  568    $  130      $ (19)       $  679

Earnings Per Share of Common Stock
   Primary                            $ 2.31    $ 2.53                   $ 2.29
   Fully diluted                      $ 2.16    $ 2.53                   $ 2.15

Average Number of Common Shares
Used in Primary Computation              246        51         (1)          296 (E)

----------------
* Certain amounts have been reclassified to conform to Enron's presentation.

                             ENRON CORP.

     NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME


The adjustments to the Unaudited Pro Forma Condensed Combined Statements of Income do not give effect to any nonrecurring costs directly associated with the Mergers that might be incurred within the next twelve months. The pro forma financial data also do not give effect to any potential cost savings and synergies that could result from the Mergers.

A. To reflect a 40-year amortization of the purchase price allocated to goodwill.

B. To remove the effect of PGC's recognition of expenses related to the Mergers in the six months ended June 30, 1997 and the year ended December 31, 1996.

C. To reflect amortization of the excess of fair value over book value from revaluation of PGC's long-term debt and company-obligated preferred securities and interest expense related to Enron's obligation to provide guaranteed merger-related benefits to PGE's customers.

D. To reflect income tax expense for the effects of the above items except for item A. For purposes of the pro forma calculations, a statutory income tax rate of 41% has been utilized.

E. The average number of common shares used in primary computation have been determined using the PGC Conversion Ratio of
   0.9825 shares of Enron Common Stock for each share of PGC Common
   Stock.

Item 7.  Financial Statements and Exhibits.

     (a) Financial statements of business acquired.

            PORTLAND GENERAL CORPORATION AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF INCOME FOR THE
      THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                             (Unaudited)

                                    Three Months Ended         Six Months Ended
                                         June 30                    June 30
                                     1997        1996          1997         1996
                                               (Thousands of Dollars)

OPERATING REVENUES                $ 308,523    $ 233,425    $ 676,598    $ 534,006

OPERATING EXPENSES
  Purchased power and fuel          127,835       44,875      284,514      125,091
  Production and distribution        20,982       20,018       41,093       41,970
  Maintenance and repairs            13,663       11,845       21,609       25,094
  Administrative and other           26,732       27,566       51,885       55,251
  Depreciation and amortization      39,113       38,550       78,404       76,083
  Taxes other than income taxes      13,649       12,766       28,946       27,659
                                    241,974      155,620      506,451      351,148
OPERATING INCOME BEFORE
  INCOME TAXES                       66,549       77,805      170,147      182,858

INCOME TAXES                         20,778       25,558       60,326       62,607

NET OPERATING INCOME                 45,771       52,247      109,821      120,251

OTHER INCOME (DEDUCTIONS)
  Interest expense                  (19,118)     (19,835)     (38,237)     (39,603)
  Allowance for funds used
     during construction                334          500          630          742
  Preferred dividend requirement -
   PGE                                 (582)        (645)      (1,163)      (1,631)
  Other - net of income taxes        (2,186)       1,412       12,545        3,282

NET INCOME                        $  24,219    $  33,679    $  83,596    $  83,041

COMMON STOCK
   Average shares outstanding    51,407,635   51,109,790   51,391,493   51,086,325

   Earnings per average share     $    0.47    $    0.66    $    1.63    $    1.63

   Dividends declared per share   $    0.32    $    0.32    $    0.64    $    0.64


  The accompanying notes are an integral part of these consolidated statements of income.

            PORTLAND GENERAL CORPORATION AND SUBSIDIARIES

        CONSOLIDATED STATEMENTS OF RETAINED EARNINGS FOR THE
      THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                             (Unaudited)


                                   Three Months Ended       Six Months Ended
                                        June 30                 June 30
                                    1997        1996        1997        1996
                                            (Thousands of Dollars)

BALANCE AT BEGINNING OF PERIOD   $ 240,210   $ 168,365   $ 197,812   $ 135,885

NET INCOME                          24,219      33,679      83,596      83,041
ESOP TAX BENEFIT AND OTHER            (529)       (605)     (1,059)     (1,135)
                                   263,900     201,439     280,349     217,791

DIVIDENDS DECLARED ON
  COMMON STOCK                      16,452      16,358      32,901      32,710

BALANCE AT END OF PERIOD         $ 247,448   $ 185,081   $ 247,448   $ 185,081


  The accompanying notes are an integral part of these consolidated statements of retained earnings.

         PORTLAND GENERAL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED BALANCE SHEETS
              AS OF JUNE 30, 1997 AND DECEMBER 31, 1996


                                                 (Unaudited)
                                                   June 30     December 31
                                                     1997         1996
                                                   (Thousands of Dollars)
            ASSETS

ELECTRIC UTILITY PLANT - ORIGINAL COST
  Utility plant (includes Construction
   Work in Progress of $34,554 and $36,919)      $ 2,966,497   $ 2,899,746
  Accumulated depreciation                        (1,179,782)   (1,124,337)
                                                   1,786,715     1,775,409
  Capital leases - less amortization
   of $31,880 and $30,569                              5,438         6,750
                                                   1,792,153     1,782,159
OTHER PROPERTY AND INVESTMENTS
  Leveraged leases                                   149,782       150,695
  Trojan decommissioning trust, at market value       82,030        78,448
  Corporate owned life insurance, less loans
   of $26,411 and $26,411                             91,389        83,666
  Contract termination receivable                    107,565       111,447
  Other investments                                   30,252        29,745
                                                     461,018       454,001
CURRENT ASSETS
  Cash and cash equivalents                           24,917        29,802
  Accounts and notes receivable                      130,421       125,314
  Unbilled and accrued revenues                       39,066        53,317
  Inventories, at average cost                        35,300        32,903
  Prepayments and other                               15,236        17,613
                                                     244,940       258,949

DEFERRED CHARGES
  Unamortized regulatory assets
     Trojan investment                               263,770       275,460
     Trojan  decommissioning                         269,887       282,131
     Income taxes recoverable                        183,477       195,592
     Debt reacquisition costs                         26,823        28,063
     Conservation investments - secured               76,904        80,102
     Energy efficiency programs                       14,318        11,974
     Other                                            20,583        22,575
  WNP-3 settlement exchange agreement                158,884       163,217
  Miscellaneous                                       33,236        29,026
                                                   1,047,882     1,088,140
                                                 $ 3,545,993   $ 3,583,249

  The accompanying notes are an integral part of these consolidated balance sheets.

            PORTLAND GENERAL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED BALANCE SHEETS
              AS OF JUNE 30, 1997 AND DECEMBER 31, 1996

                                                  (Unaudited)
                                                    June 30     December 31
                                                     1997          1996
                                                    (Thousands of Dollars)

                 CAPITALIZATION  AND LIABILITIES

CAPITALIZATION
  Common stock equity
  Common stock, $3.75 par value per share,
   100,000,000 shares authorized, 51,411,133
   and 51,317,828 shares outstanding              $    192,784  $   192,442
  Other paid-in capital - net                          585,902      584,272
  Unearned compensation                                 (1,144)      (3,072)
  Retained earnings                                    247,448      197,812
                                                     1,024,990      971,454
  Cumulative preferred stock of subsidiary
     Subject to mandatory redemption                    30,000       30,000
  Long-term debt                                       876,741      933,042
                                                     1,931,731    1,934,496
CURRENT LIABILITIES
  Long-term debt and preferred stock due
   within one year                                      95,826      92,559
  Short-term borrowings                                125,087      92,027
  Accounts payable and other accruals                  135,310     149,255
  Accrued interest                                      13,481      14,372
  Dividends payable                                        954      17,386
  Accrued taxes                                         24,551      30,985
                                                       395,209     396,584
 OTHER
  Deferred income taxes                                597,025     614,576
  Deferred investment tax credits                       45,248      47,314
  Deferred gain on contract termination                107,840     112,697
  Trojan decommissioning and transition obligation     349,058     357,844
  Miscellaneous                                        119,882     119,738
                                                     1,219,053   1,252,169
                                                   $ 3,545,993  $3,583,249


  The accompanying notes are an integral part of these consolidated balance sheets.

            PORTLAND GENERAL CORPORATION AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF CASH FLOW FOR THE
      THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                             (Unaudited)

                                              Three Months Ended       Six Months Ended
                                                   June 30                 June 30
                                               1997        1996        1997        1996
                                    (Thousands of Dollars)

CASH PROVIDED (USED) BY OPERATIONS:
Net income                                  $  24,219   $  33,679   $  83,596   $  83,041
Adjustment to reconcile net income
 to net cash provided by operations:
   Depreciation and amortization               31,873      30,503      63,374      59,616
   Amortization of WNP-3 exchange
    agreement                                   2,166         864       4,333       2,160
   Amortization of Trojan investment            6,440       5,935      12,491      11,760
   Amortization of Trojan decommissioning       3,510       3,511       7,020       7,021
   Amortization of deferred charges - other    (6,400)      1,355      (2,899)       (118)
   Deferred income taxes - net                 (8,680)     (7,087)     (8,128)    (11,859)
   Other noncash revenues                        (770)       (416)     (1,119)       (799)
Changes in working capital:
   (Increase) Decrease in receivables          14,989      22,321      10,066      22,725
   (Increase) Decrease in inventories            (590)        590      (2,397)         69
   Increase (Decrease) in payables            (68,949)    (59,441)    (20,683)    (32,545)
   Other working capital items - net           12,314       8,821       2,377         283
Trojan decommissioning expenditures            (3,573)     (1,609)     (6,199)     (2,139)
Deferred items - other                          7,252      13,709       2,038      11,626
Miscellaneous - net                            (2,304)     (1,557)      3,870       3,147
                                               11,497      51,178     147,740     153,988
INVESTING ACTIVITIES:
   Utility construction - new resources             -          (4)          -         (15)
   Utility construction - other               (37,629)    (56,922)    (73,461)    (90,196)
   Energy efficiency programs                  (1,800)     (4,694)     (3,546)     (7,405)
   Rentals received from leveraged leases      10,245      10,516      15,956      16,092
   Nuclear decommissioning trust deposits      (3,510)     (3,511)     (7,020)     (7,950)
   Nuclear decommissioning trust withdrawals    3,349          91       6,074       1,447
   Other                                       (5,438)     (3,594)     (9,688)    (10,602)
                                              (34,783)    (58,118)    (71,685)    (98,629)
FINANCING ACTIVITIES:
   Short-term borrowings - net                 51,665      54,133      33,060      56,284
   Borrowings from corporate owned life
    insurance                                       -           -           -       1,312
   Long-term debt issued                            -           -           -      35,000
   Long-term debt retired                     (26,355)     (5,066)    (51,786)    (87,661)
   Repayment of nonrecourse borrowings for
    leveraged leases                           (8,828)     (9,516)    (13,794)    (14,390)
   Preferred stock retired                          -     (20,000)          -     (20,000)
   Common stock issued                           (883)        353         912       1,786
   Dividends paid                             (32,907)    (16,757)    (49,332)    (32,060)
                                              (17,308)      3,147     (80,940)    (59,729)
INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS                         (40,594)     (3,793)     (4,885)     (4,370)
CASH AND CASH EQUIVALENTS
 AT THE BEGINNING OF PERIOD                    65,511      11,342      29,802      11,919
 AT THE END OF PERIOD                        $ 24,917   $   7,549    $ 24,917   $   7,549

Supplemental disclosures of cash flow
 information
   Cash paid during the period:
     Interest, net of amounts capitalized    $  19,463  $  19,273    $  35,996  $  36,174
     Income taxes                               80,600     67,670       82,794     67,670

  The accompanying notes are an integral part of these consolidated statements of cash flow.

         Portland General Corporation and Subsidiaries

           Notes to Consolidated Financial Statements
                          (Unaudited)

Note 1 - Principles of Interim Statements

The interim financial statements have been prepared by Portland General Corporation (PGC) and, in the opinion of management, reflect all material adjustments which are necessary to a fair statement of results for the interim period presented. Certain information and footnote disclosures made in the last annual report on Form 10-K have been condensed or omitted for the interim statements. Certain costs are estimated for the full year and allocated to interim periods based on the estimates of operating time expired, benefit received or activity associated with the interim period. Accordingly, such costs are subject to year-end adjustment. It is PGC's opinion that, when the interim statements are read in conjunction with the 1996 Annual Report on Form 10-K, the disclosures are adequate to make the information presented not misleading.

Reclassifications - Certain amounts in prior years have been reclassified for comparative purposes.

Note 2 - Legal Matters

Trojan Investment Recovery - In April 1996 a circuit court judge in Marion County, Oregon found that the OPUC could not authorize PGE, PGC's principal operating subsidiary, to collect a return on its undepreciated investment in the Nuclear Plant ("Trojan"), contradicting a November 1994 ruling from the same court. The ruling was the result of an appeal of PGE's 1995 general rate order which granted PGE recovery of, and a return on, 87 percent of its remaining investment in Trojan.

The November 1994 ruling, by a different judge of the same court, upheld the Commission's 1993 Declaratory Ruling (DR-10). In DR-10 the OPUC ruled that PGE could recover and earn a return on its undepreciated Trojan investment, provided certain conditions were met. The Commission relied on a 1992 Oregon Department of Justice opinion issued by the Attorney General's office stating that the Commission had the authority to set prices including recovery of and on investment in plant that is no longer in service.

The 1994 ruling was appealed to the Oregon Court of Appeals and stayed pending the appeal of the Commission's March 1995 order.
Both PGE and the OPUC have separately appealed the April 1996 ruling which was combined with the appeal of the November 1994 ruling at the Oregon Court of Appeals.

Management believes that the authorized recovery of and on the Trojan investment and decommissioning costs will be upheld and that these legal challenges will not have a material adverse impact on the results of operations or financial condition of PGC for any future reporting period.

Other Legal Matters - PGC and certain of its subsidiaries are party to various other claims, legal actions and complaints arising in the ordinary course of business. These claims are not considered material to PGC's financial position or results of operations.

Note 3 - Subsequent Event

Business Combination - On July 1, 1997 PGC consummated a merger transaction pursuant to the Amended and Restated Agreement and Plan of Merger by and among Enron Corp., PGC and Enron Oregon Corp. dated as of July 20, 1996 and amended and restated as of September
24, 1996 and as further amended by the First Amendment dated April
14, 1997 (Amended Merger Agreement). Pursuant to the Amended Merger Agreement, Enron Corp., a Delaware corporation merged with and into Enron Oregon Corp., an Oregon corporation (Reincorporation Merger) and the name of Enron Oregon Corp. was changed to Enron Corp. (Enron). Promptly following the Reincorporation Merger, PGC merged with and into Enron (PGC Merger), with Enron continuing in existence as the surviving corporation.

      (c) Exhibits. The following exhibits to the Form 8-K Current Report are incorporated by reference to the filings indicated below:

      (i) The following documents filed with the Commission by Enron Corp., an Oregon corporation, are incorporated herein by reference:

          (a)   Form 8-B Registration Statement filed on
                July 2, 1997 pursuant to the Securities Exchange Act of
                1934;

          (b)   Amended and Restated Agreement and Plan of
                Merger dated as of July 20, 1996 and amended and restated as of September 24, 1996 among Enron Corp., Enron Oregon Corp., and PGC, as amended by the First Amendment thereto dated April 14, 1997 (Annex A to the Proxy Statement/Prospectus included in the Registrant's Registration Statement on Form S-4, File No. 333-13791).

          (c)   Restated Articles of Incorporation of Enron
                (Annex E to the Proxy Statement/Prospectus included in the Registrant's Registration Statement on Form S-4, File No. 333-13791).

          (d)   Articles of Merger of Enron Oregon Corp., an
                Oregon corporation, and Enron Corp., a Delaware corporation (Exhibit 3.02 to Registrant's Post-Effective Amendment No. 1 to Form S-3 Registration Statement, File No. 33-60417).

          (e) Articles of Merger of Enron Corp., an Oregon corporation, and Portland General Corporation, an Oregon corporation (Exhibit 3.03 to Registrant's Post-Effective Amendment No. 1 to Form S-3 Registration Statement, File No. 33-60417).

           (f)  Bylaws of Enron (Exhibit 3.04 to the
                Registrant's Post-Effective Amendment No. 1 to Form S-3 Registration Statement, File No. 33-60417.

           (g)  Form of Series Designation for the Enron
                Convertible Preferred Stock (Annex F to the Proxy
                Statement/Prospectus included in the Registrant's
                Registration Statement on Form S-4, File No. 333-13791).

           (h)  Form of Series Designation for the Enron
                9.142% Preferred Stock (Annex G to the Proxy
                Statement/Prospectus included in the Registrant's
                Registration Statement on Form S-4, File No. 333-13791).

      (ii) The following documents filed by PGC with the Commission are incorporated herein by reference:

           (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by Form 10-K/A Amendment No. 1; and

           (b)  Quarterly Report on Form 10-Q for the
                quarter ended March 31, 1997.


                            SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Enron Corp.


Date:  September 17, 1997           By:  RICHARD A. CAUSEY
                                         Richard A. Causey
                                         Senior Vice President
                                          and Chief Accounting and
                                          Information Officer